Exhibit 10.1

AMENDMENT NO. 1

Dated as of October 2, 2009

to

5-YEAR REVOLVING CREDIT AGREEMENT

Dated as of October 19, 2007

THIS AMENDMENT NO. 1 (“Amendment”) is made as of October 2, 2009 by and among Zep Inc., a Delaware corporation (the “Company”), Acuity Specialty Products, Inc., a Georgia corporation (“ASP”, and together with the Company, collectively “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Administrative Agent”), under that certain 5-Year Revolving Credit Agreement dated as of October 19, 2007 by and among the Borrowers, the Lenders and the Administrative Agent (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent have agreed to the following amendments to the Credit Agreement.

1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

“Alternate Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum and (iii) the Eurocurrency Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, such Eurocurrency Rate for any day shall be based on the rate appearing on Reuters BBA Libor Rate Page 3750 (or on any successor or substitute page of such service or any successor to or substitute for such service) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate, respectively.

“Receivables and Related Security” means the Receivables and related security (including, without limitation, any books and records, returned goods, contracts and supporting obligations relating to the Receivables) and collections with respect thereto which are sold or transferred by an Originator or SPV.

“Receivables Facility Attributed Indebtedness” means the principal amount of any obligations outstanding under a Receivables Purchase Financing on any date of determination; provided, however, that Receivables Facility Attributed Indebtedness shall not include any intercompany indebtedness incurred by an SPV in connection with its acquisition of Receivables and Related Security in any Permitted Receivables Transfer.

“Receivables Purchase Financing” means any financing made available to the Company or any of its consolidated Subsidiaries, whereby the Receivables and Related Security (or interests therein) of the Originators are transferred to one or more SPVs, and thereafter to certain investors (or used as collateral to enable one or more SPVs to obtain loans), pursuant to the terms and conditions of the Receivables Purchase Documents.

(b) Section 1.01 of the Credit Agreement is hereby amended to add the following new definitions thereto in the appropriate alphabetical order:

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Facility LCs within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Company, the Administrative Agent, any Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Investment” means, with respect to any Person, any loan, advance, extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

(c) The following new Section 2.27 is hereby added to the Credit Agreement:

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SECTION 2.27 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) if any Swing Line Loans are outstanding or any LC Obligations exist at the time a Lender is a Defaulting Lender, the Company shall within one (1) Business Day following notice by the Administrative Agent (i) prepay the Defaulting Lender’s Pro Rata Share of such outstanding Swing Line Loans or, if agreed by the Swing Line Lender, cash collateralize the Pro Rata Share of the obligations of such Defaulting Lender to purchase participations in Swing Line Loans on terms satisfactory to the Swing Line Lender and (ii) cash collateralize such Defaulting Lender’s Pro Rata Share of the LC Obligations in accordance with the procedures set forth in Section 2.21.11 for so long as such LC Obligations are outstanding; and

(b) the Swing Line Lender shall not be required to fund any Swing Line Loan and no Issuing Bank shall be required to issue, amend or increase any Facility LC unless it is satisfied that cash collateral will be provided by the Company in accordance with Section 2.27(a) for the Defaulting Lender’s Pro Rata Share of such Swing Line Loan or Facility LC.

(c) Anything contained herein to the contrary notwithstanding, the Borrowers shall have the right to replace such Defaulting Lender in accordance with Section 2.20 regardless of whether a Default or Unmatured Default shall be continuing. The rights and remedies against a Defaulting Lender under this Section 2.27 are in addition to other rights and remedies which Borrowers, Administrative Agent or any other Lender may have against such Defaulting Lender with respect to any funding default.

(d) Section 6.11 of the Credit Agreement is hereby amended to (i) redesignate clause (vii) thereof as clause “(viii)”, (ii) insert the following new clause (vii) therein “(vii) Indebtedness permitted by Section 6.20”, and (iii) amend and restate clause (iv) thereof in its entirety as follows:

(iv) Receivables Facility Attributed Indebtedness in an aggregate amount not to exceed $75,000,000, and any performance undertaking by the Company or its Subsidiaries with respect to such Receivables Purchase Financing.

(e) Section 6.18(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(iii) Any transfer of an interest in Receivables and Related Security, accounts or notes receivable on a limited recourse basis under the Receivables Purchase Documents; provided, that such transfer qualifies as a legal sale and that the amount of any Receivables Facility Attributed Indebtedness related thereto would be permitted under Section 6.11(iv).

(f) Section 6.20 of the Credit Agreement is hereby amended to (i) add the phrase “cash and” at the beginning of clause (i) thereof, (ii) redesignate clause (v) thereof as clause “(vi)” and (iii) insert a new clause (v) therein as follows:

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(v) Investments comprised of capital contributions (whether in the form of cash or other assets) or subordinated loans to an SPV in connection with a Permitted Receivables Transfer and resulting from a transfer permitted by Section 6.18(iii).

2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Company, the Required Lenders and the Administrative Agent and (ii) from the Company payment and/or reimbursement of the Administrative Agent’s and its affiliates’ fees and reasonable out-of-pocket expenses (including reasonable legal fees and expenses) in connection with this Amendment.

3. Representations and Warranties of the Borrowers. Each Borrower hereby represent and warrants as follows:

(a) This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(b) As of the date hereof and giving effect to the terms of this Amendment, (i) there exists no Default or Unmatured Default and (ii) the representations and warranties contained in Article V of the Credit Agreement, as amended hereby, are true and correct true and correct in all material respects except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

4. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness of Section 1 hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ZEP INC., as a Borrower

By:	/s/ Mark R. Bachmann
Name: Title:	Mark R. Bachmann Executive Vice President and Chief Financial Officer

ACUITY SPECIALTY PRODUCTS, INC., as a Borrower

By:	/s/ Mark R. Bachmann
Name: Title:	Mark R. Bachmann Executive Vice President and Chief Financial Officer

Signature Page to Amendment No. 1

Zep Inc.

5-Year Revolving Credit Agreement dated as of October 19, 2007

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as the Administrative Agent, as the Swing Line Lender, as a LC Issuer and as a Lender

By:	/s/ John A. Horst
Name: Title:	John A. Horst Vice President

Signature Page to Amendment No. 1

Zep Inc.

5-Year Revolving Credit Agreement dated as of October 19, 2007

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Jeffrey J. McLaughlin
Name: Title:	Jeffrey J. McLaughlin Senior Vice President

Signature Page to Amendment No. 1

Zep Inc.

5-Year Revolving Credit Agreement dated as of October 19, 2007

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brian P. Fox
Name: Title:	Brian P. Fox Vice President

Signature Page to Amendment No. 1

Zep Inc.

5-Year Revolving Credit Agreement dated as of October 19, 2007

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Anne L. Sayles
Name:	Anne L. Sayles
Title:	Senior Vice President

Signature Page to Amendment No. 1

Zep Inc.

5-Year Revolving Credit Agreement dated as of October 19, 2007

REGIONS BANK, as a Lender

By:	/s/ Stephen Brothers
Name:	Stephen Brothers
Title:	Senior Vice President

Signature Page to Amendment No. 1

Zep Inc.

5-Year Revolving Credit Agreement dated as of October 19, 2007

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Kay Reedy
Name:	Kay Reedy
Title:	Managing Director

Signature Page to Amendment No. 1

Zep Inc.

5-Year Revolving Credit Agreement dated as of October 19, 2007